UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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H&Q Life Sciences Investors
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H&Q LIFE SCIENCES INVESTORS

2 Liberty Square, 9th Floor
Boston, Massachusetts 02109
(617) 772-8500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
H&Q LIFE SCIENCES INVESTORS:

An Annual Meeting of Shareholders of H&Q Life Sciences Investors (the "Fund" or "HQL") will be held on Monday, June 11, 2012 at 4:00 p.m. at the offices of the Fund, 2 Liberty Square, 9th Floor, Boston, Massachusetts 02109, for the following purposes:

(1)  The election of Trustees of the Fund;

(2)  The ratification or rejection of the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2012;

(3)  Take action on a shareholder proposal, if properly presented at the meeting; and

(4)  The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof.

Shareholders of record at the close of business on April 30, 2012 will be entitled to vote at the Annual Meeting or at any adjournment(s) or postponement(s) thereof.

By Order of the Board of Trustees,

Daniel R. Omstead, Ph.D.
President

May 1, 2012

Please complete, date and sign the Proxy for the shares held by you and return the Proxy in the envelope provided so that your vote can be recorded. No postage is required if the envelope is mailed in the United States. It is important that you return your signed Proxy promptly, regardless of the size of your holdings, so that a quorum may be assured.

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H&Q LIFE SCIENCES INVESTORS

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of H&Q Life Sciences Investors (the "Fund" or "HQL") of proxies to be voted at the Annual Meeting of Shareholders of the Fund to be held on June 11, 2012 (the "Annual Meeting"), and any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting, dated May 1, 2012. This Proxy Statement, the Notice of Annual Meeting and the Proxy Card(s) are first being mailed to shareholders on or about May 1, 2012.

Proposal 1 relates to the election of Trustees for the Fund, Proposal 2 relates to the ratification of the selection of the independent registered public accountants of the Fund and Proposal 3 relates to a shareholder proposal to be acted on, if properly presented at the meeting.

The Fund will furnish, without charge, a copy of its Annual Report, or the most recent Semi-Annual Report succeeding the Annual Report, if any, to a shareholder upon request. Requests may be sent to the Fund at 2 Liberty Square, 9th Floor, Boston, MA 02109 or be made by calling (800) 451-2597.

Proposal 1
ELECTION OF TRUSTEES

The Fund's Declaration of Trust provides that its Board of Trustees shall be divided into three classes with staggered terms. The term of office of the Class B Trustees expires on the date of the 2012 Annual Meeting, and the term of office of the Class C and Class A Trustees will expire one and two years, respectively, thereafter. Trustees chosen to succeed the Class B Trustees whose terms are expiring will be elected for a three-year term.

The Fund's Declaration of Trust provides that a majority of its Trustees shall fix the number of the entire Board of Trustees and that such number shall be at least three and no greater than fifteen. The Fund's Board of Trustees has fixed the number of Trustees at eight. Proxies will be voted for the election of the following three nominees to serve as Class B Trustees until the 2015 Annual Meeting: Rakesh K. Jain, Ph.D., Daniel R. Omstead, Ph.D. and Lucinda H. Stebbins, CPA. Each of the other Trustees is presently serving as a Class B Trustee and has consented to continue to so serve. On December 10, 2011, the Trustees, upon the recommendation of the Nominating Committee, nominated Michael W. Bonney to stand for election as a Class A Trustee at the Annual Meeting and appointed him as a Class A Trustee to fill a vacancy on the Board of Trustees until the Annual Meeting. Proxies will also be voted for the election of Michael W. Bonney to serve as a Class A Trustee until the 2014 Annual Meeting. Mr. Bonney is presently serving as a Class A Trustee and has consented to continue to so serve. In the event that a nominee is unable to serve for any reason when the election occurs, the accompanying Proxy will be voted for such other person or persons as the Board of Trustees may recommend.

The Class C Trustees serving until the 2013 Annual Meeting are Lawrence S. Lewin and Uwe E. Reinhardt. The Class A Trustees serving until the 2014 Annual Meeting are Michael W. Bonney (if elected), Oleg M. Pohotsky and William S. Reardon.

The Board believes that each Trustee's experience, qualifications, attributes and skills on an individual basis and in combination with those of other Trustees lead to the conclusion that each Trustee should serve in such capacity. Among the attributes or skills common to all Trustees are their ability to review critically and to evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Fund's investment adviser, the administrator and other service providers, counsel and independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee's ability to perform the duties of a trustee effectively has been attained and enhanced through the Trustee's education, professional training and other life experiences, such as business, consulting or public service positions and through experience from service as a member of this Fund's Board and that of H&Q Healthcare Investors ("HQH"), public companies, or non-profit entities or other organizations.

Michael W. Bonney: Mr. Bonney is the President, Chief Executive Officer and member of the Board of Directors of Cubist Pharmaceuticals, Inc., providing the Fund with valuable insight into operating matters relating to biotech companies and the overall healthcare industry. He serves on the Governance and Nominating Committees of the Funds. Mr. Bonney is also a Director of NPS Pharmaceuticals, Inc., is Chairman of the Board of Trustees of Bates College and is a Board member of the Pharmaceutical Research and Manufacturers of America (PhRMA). He holds an BA degree from Bates College.

Rakesh K. Jain, Ph.D.: Dr. Rakesh Jain is the Andrew Werk Cook Professor of Tumor Biology in the Department of Radiation Oncology at Harvard Medical School and the Director of the Edwin L. Steele Laboratory of Tumor Biology at Massachusetts General Hospital, providing the Fund with a valuable perspective on emerging life sciences technologies. Dr. Jain co-founded XTuit Pharmaceuticals, Inc. in 2011 where he currently serves as a board member. He serves on the Governance and Nominating Committees of the Funds. Prior to joining Harvard, he was professor of chemical engineering at Columbia University and Carnegie Mellon University. Dr. Jain is regarded as a pioneer in the fields of tumor biology, drug delivery, in vivo imaging and bioengineering. Dr. Jain has authored more than 520 publications. He serves on advisory panels to government, industry and academia, and is a member of editorial advisory boards of ten journals, including Nature Reviews Cancer and Nature Reviews Clinical Oncology. He has received more than 50 major awards and lectureships, including a Guggenheim Fellowship, the Humboldt Senior Scientist Award, the National Cancer Institute's Research Career Development Award and Outstanding Investigator Grant, the Academic Scientist of the Year Award from the Pharmaceutical Achievements Awards, the Distinguished Service Award from Nature Biotechnology and the Innovator Award from the DoD Breast Cancer Program. He is a member of all three branches of US National Academies – the Institute of Medicine, the National Academy of Engineering and the National Academy of Sciences – and the American Academy of Arts and Sciences.

Lawrence S. Lewin, MBA: Mr. Lewin serves as Chairman of the Board of Trustees and Chairman of the Governance and Nominating Committees. Mr. Lewin was the Chief Executive Officer for 30 years of the Lewin Group, which he founded in 1970. The Lewin Group, a healthcare public policy and management consulting firm, delivers objective analyses and strategic counsel to public agencies, nonprofit organizations, industry associations and private companies across the United States. Mr. Lewin provides the Fund valuable insights into healthcare economics and reform. He has served on the Boards of a number of healthcare companies, including Intermountain Health Care, Medco Health Solutions, Inc., CardioNet, Inc., and CareFusion, and is currently a member of the Board of Regents of the Uniformed Services University of the Health Sciences. Mr. Lewin is an elected member of the Institute of Medicine since 1984. He holds an BA degree from Princeton University and an MBA from the Harvard Business School.

Daniel R. Omstead, Ph.D.: Dr. Omstead is President and Chief Executive Officer of Hambrecht & Quist Capital Management LLC (the "Adviser"), a registered investment adviser that serves as investment adviser to HQH and HQL. Dr. Omstead is also President of HQL and HQH. Dr. Omstead is portfolio manager for the public and restricted/venture portfolios within HQH and HQL. As part of these responsibilities, Dr. Omstead is a member of the Board of Directors of several portfolio companies including Magellan Diagnostics, Dynex Corporation, Tibion Corporation, Celladon Corporation and Palyon Medical. Prior to joining the Adviser, Dr. Omstead was President and CEO of Reprogenesis, Inc., a private development stage biotech company which developed therapies in the field of tissue engineering and regenerative medicine. Before joining Reprogenesis, Dr. Omstead was Senior Vice President, Research and Development, at Cytotherapeutics, Inc, a public biotech company. Prior to entering the biotech industry, Dr. Omstead was employed for fourteen years in positions of increasing responsibility within the pharmaceutical industry at Ortho Pharmaceutical Corporation and at the R.W. Johnson Pharmaceutical Research Institute, both divisions of Johnson & Johnson, and at Merck, Sharp and Dohme Research Laboratories, a division of Merck and Company. Dr. Omstead provides the Fund with insights into both pharmaceutical and biotech companies. Dr. Omstead holds Ph.D. and Master's Degrees in Chemical Engineering and Applied Chemistry from Columbia University and a B.S. degree in Civil Engineering from Lehigh University. He is a member of the Board of Directors of a non-profit agency that provides emergency shelter, housing and supportive services to homeless and low-income individuals and families in the Boston area. Dr. Omstead is also a member of the Board of Visitors of the Columbia University School of Engineering and Applied Science and an Overseer at the Joslin Diabetes Center.

Oleg M. Pohotsky: Mr. Pohotsky is a corporate finance and investment professional with over forty years of diversified experience gained both in industry and in financial markets. He serves as Chairman of the Fund's Audit Committee and Valuation Committee. He has over 45 years of cumulative board experience in the full range of organization types: publicly-traded, privately-held, venture-backed and non-profit. He has also served as a director of a healthcare services company listed on the Nasdaq NMS where he was a member of the audit committee. In his various directorships he has also served on investment, compensation, personnel and executive committees. His career spanned over twenty years in the investment industry, both as an investment banker and as a venture capital and private equity investor, and included serving as chairman of the valuation and fairness opinion committee of a NYSE-member firm. Mr. Pohotsky also currently serves on the Board of Directors of Avangardco Investments Holdings, an LSE-listed agribusiness enterprise based in Ukraine, and on the Board of Advisors of Kaufman & Co., LLC, a Boston-based boutique investment banking firm, and is affiliated with GovernanceMetrics International, Inc. as a Senior Advisor. He provides the Fund with valuable experience in valuation and the financial industry. Mr. Pohotsky holds a BSChE degree from Clarkson University, a JD degree from the University of Miami and MBA from the Harvard Business School of Business Administration. He has also been awarded an honorary doctorate by Clarkson University.

William S. Reardon, CPA: Mr. Reardon's personal experience as a Life Science audit partner at PricewaterhouseCooper ("PwC"), with a broad spectrum of companies across the corporate life cycle from startup to successful product driven pharmaceutical companies, provides the Trustees of the Fund, and especially the Valuation Committee, with a valuable perspective in analyzing life science company opportunities and in valuing the venture portion of the portfolio. Until 2002 Mr. Reardon was a business assurance partner in PwC's Boston office and leader of the Life Sciences Industry Practice for New England and the Eastern U.S., working closely with many of the Firm's public clients in SEC-registered equity, convertible and R&D limited partnership offerings and many initial public offerings. He serves on the Valuation Committee of the Fund. From 1998-2000 he served on the Board of the Emerging Companies Section of Biotechnology Industry ("BIO"), and from 2000 to 2002 he served on the Board of Directors of the Massachusetts Biotechnology Council ("MBC"). He has been a frequent speaker at BIO conferences and MBC Industry meetings on issues affecting biotechnology companies. He currently also serves as a board member and audit committee chair of two development-stage public companies, Synta Pharmaceuticals and Idera Pharmaceuticals. Mr. Reardon is member of the American Institute of CPAs and the Massachusetts Society of CPAs, with an MBA from Harvard Business School and a BA in East Asian History from Harvard College.

Uwe E. Reinhardt, Ph.D.: Dr. Reinhardt is the James Madison Professor of Political Economy at Princeton University, teaching economics and public affairs since 1968, and has been a member of the Institute of Medicine of the National Academy of Sciences since 1978. He serves on the Audit Committee of the Fund. Dr. Reinhardt is recognized as one of the nation's leading authorities on health care economics, a prominent scholar in health care economics and a frequent speaker and author on subjects ranging from the war in Iraq to the future of Medicare. Dr. Reinhardt provides the Fund with valuable insights in healthcare economics and reform. He is a past president of the Association of Health Services Research. From 1986 to 1995 he served as a commissioner on the Physician Payment Review Committee, established in 1986 by Congress to advise it on issues related to the payment of physicians. He is a senior associate of the Judge Institute for Management of Cambridge University, UK, and a trustee of Duke University, and the Duke University Health System. Dr. Reinhardt is or was a member of numerous editorial boards, among them the Journal of Health Economics, the Milbank Memorial Quarterly, Health Affairs, the New England Journal of Medicine, and the Journal of the American Medical Association. Dr. Reinhardt received his Ph.D.from Yale University.

Lucinda H. Stebbins, CPA: Ms. Stebbins brings to the Board over twenty years experience working in the fund industry, providing valuable perspectives on a variety of technical and industry matters. She serves on the Audit, Governance and Nominating Committees of the Fund. She started her fund career with the investment management firm of Scudder, Stevens and Clark, which was later merged into the U.S operations of Zurich Financial Services, and then finally acquired by Deutsche Bank. She served as a Senior Vice President at Scudder Investments and subsequently as a Director at Deutsche Asset Management and was an officer of approximately 200 funds in these complexes. Ms. Stebbins' expertise is in the accounting, tax, and regulatory side of the business and she continues to act as an independent consultant to the fund industry. Prior to joining Scudder, she was a Senior Manager at Price Waterhouse and is a member of the Massachusetts Society of CPAs. She also serves on the Board of Bald Peak Land Company and has been on a number of non-profit Boards. She holds an MBA degree from Babson College and a BA in economics from Wellesley College.

The Trustees and their principal occupation for at least the last five years are set forth in the table below.

Name, Age and Address	Position(s) Held with HQH and HQL	Term of Office and Length of Time Served	Principal Occupations(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
INDEPENDENT TRUSTEES AND NOMINEES

Michael W. Bonney (53) 2 Liberty Square, 9th Floor, Boston MA 02109	Trustee of HQH and HQL; Member of each Fund's Governance and Nominating Committees.	Since 2011	President, Chief Executive Officer and member of the Board of Directors of Cubist Pharmaceuticals, Inc.	2	Director, NPS Pharmaceuticals, Inc. (since 2005); Chairman of the Board of Trustees, Bates College (since 2010); Trustee, Bates College (since 2002); Board member of the Pharmaceutical Research and Manufacturers of America (PhRMA) (Since 2009).

Rakesh K. Jain, Ph.D. (61) 2 Liberty Square, 9th Floor, Boston MA 02109	Trustee of HQH and HQL; Member of each Fund's Governance and Nominating Committees.	3 years; since 2007	Director, Steele Lab of Tumor Biology at Massachusetts General Hospital (since 1991); A.W. Cook Professor of Tumor Biology (Radiation Oncology) at Harvard Medical School (since 1991).	2	Ad hoc Consultant/
					Scientific Advisory Board Member for pharmaceutical/biotech companies (various times since 2002); Ad hoc Consultant, Gershon Lehman Group (since 2004); Advisory Committee Member, Department of Biotechnology, Government of India (since 2004); Director, Co-Founder XTuit Pharmaceuticals, Inc. (since 2011).

Name, Age and Address	Position(s) Held with HQH and HQL	Term of Office and Length of Time Served	Principal Occupations(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
Lawrence S. Lewin (74) 2 Liberty Square, 9th Floor, Boston MA 02109	Trustee of HQH and HQL; Chairman, HQH and HQL (since 2000); Member of each Fund's Governance, Nominating and Qualified Legal Compliance Committees.	3 years; since 1987 (HQH) since 1992 (HQL)	Self-employed Executive Consultant (since 1999).	2	Director, CardioNet, Inc. (2001-2007); Director, Medco Health Solutions, Inc. (2003-2007); Director, Care Fusion, Inc. (2005-2006).

Oleg M. Pohotsky (65) 2 Liberty Square, 9th Floor, Boston MA 02109	Trustee, HQH and HQL; Member of each Fund's Audit, Valuation and Qualified Legal Compliance Committees.	3 years; since 2000	Consultant and Managing Partner, Right Bank Partners (since 2002).	2	Adviser, Board of Advisers, Kaufman & Co. LLC (since 2008); Organizer/ Incorporator, EmprendMex (since 2009); Director, Avangardco Investments Holdings (since 2011).

William S. Reardon (65) 2 Liberty Square, 9th Floor, Boston MA 02109	Trustee, HQH and HQL; Member of each Fund's Valuation and Qualified Legal Compliance Committees.	3 years; since 2010	None.	2	Director, Idera Pharmaceuticals, Inc. (since 2002); Director, Synta Pharmaceuticals Corp. (since 2004).

Uwe E. Reinhardt, Ph.D. (74) 2 Liberty Square, 9th Floor, Boston MA 02109	Trustee, HQH and HQL; Member of each Fund's Audit Committee.	3 years; since 1988 (HQH) since 1992 (HQL)	Professor of Economics, Princeton University (since 1968).	2	Director, Boston Scientific Corporation (since 2002); Director, Amerigroup, Inc. (since 2002).

Name, Age and Address	Position(s) Held with HQH and HQL	Term of Office and Length of Time Served	Principal Occupations(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director
Lucinda H. Stebbins, CPA (66) 2 Liberty Square, 9th Floor, Boston MA 02109	Trustee, HQH and HQL; Member of each Fund's Audit, Governance and Nominating Committees.	3 years; since 2006	Independent Consultant, Deutsche Bank (since 2004).	2	Director, Deutsche Asset Management (2002-2004); Director, Bald Peak Land Company (since 2008); Trustee, Massachusetts Hospital School (1997-2008).

INTERESTED TRUSTEE

Daniel R. Omstead, Ph.D.* (58) 2 Liberty Square, 9th Floor, Boston, MA 02109	Trustee, HQH and HQL; President, HQH and HQL (since 2001); Member of each of the Fund's Valuation Committee.	3 years; since 2003	President, HQH and HQL (since 2001). President, Chief Executive Officer and Managing Member, Hambrecht & Quist Capital Management LLC (since 2002).	2	Director, Magellan Diagnostics, Inc. (since 2006); Director Dynex Corporation (since 2012); Director, Celladon Corporation (since 2012); Director, Palyon Medical Corporation (since 2009); Director, Tibion Corporation (since 2011).

  *  Trustee considered to be an "interested person" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), through position or affiliation with the Adviser.

The following table sets forth, for each Trustee, the aggregate dollar range of equity securities owned by such Trustee in HQL and HQH and in the aggregate in HQL and HQH as of March 31, 2012. The information as to beneficial ownership is based upon statements furnished by each Trustee.

Name of Trustee or Nominee	Dollar Range of Equity Securities in HQH	Dollar Range of Equity Securities in HQL	Aggregate Dollar Range of Equity Securities in Both Funds Overseen by Trustee in Fund Complex
Independent Trustees
Michael W. Bonney	$10,001-$50,000	$10,001-$50,000	$10,001-$50,000
Rakesh K. Jain, Ph.D.	None	None	None
Lawrence S. Lewin	$50,001-$100,000	$10,001-$50,000	Over $100,000
Oleg M. Pohotsky	$1-$10,000	$1-$10,000	$1-$10,000
William S. Reardon	$10,001-$50,000	$10,001-$50,000	$10,001-$50,000
Uwe E. Reinhardt, Ph.D.	$10,001-$50,000	$10,000-$50,000	$50,001-$100,000
Lucinda H. Stebbins, CPA	Over $100,000	$50,000-$100,000	Over $100,000
Interested Trustee
Daniel R. Omstead, Ph.D.	Over $100,000	Over $100,000	Over $100,000

Although Trustees are encouraged to attend the annual meetings of shareholders to the extent they are able, the Fund has no formal policy with regard to board members' attendance at annual meetings of shareholders. Last year, two Trustees then in office attended the annual meeting of shareholders.

Shareholders wishing to send communications to the Board may communicate with members of the Board of Trustees by submitting a written communication directed to the applicable Board of Trustees in care of the Fund's President, Daniel R. Omstead, Ph.D., at 2 Liberty Square, 9th Floor, Boston, MA 02109.

Trustees – Leadership Structure and Oversight Responsibilities

Overall responsibility for general oversight of the Fund rests with the Board. The Board is comprised of eight individuals, seven of whom are not "interested persons" of the Fund as defined in the 1940 Act ("Independent Trustee"). The Chairman of the Board is an Independent Trustee. The Chairman presides at meetings of the Trustees, participates in the preparation of the agenda for meetings of the Board, and acts as a liaison between the Independent Trustees and the Fund's management between Board meetings. Except for any duties specified herein, the designation as Chairman does not impose any obligations or standards greater than or different from other Trustees.

The Board holds regular quarterly meetings each year to consider and address matters involving the Fund. The Board also may hold special meetings to address matters arising between regular meetings. The Independent Trustees also meet outside the presence of management in executive session at least quarterly and have engaged independent legal counsel to assist them in performing their oversight responsibilities.

The Board has established Audit, Governance, Nominating, Valuation and Qualified Legal Compliance Committees to assist the Board in the oversight of the management and affairs of the Fund. All of the members of these Committees are Independent Trustees. From time to time the Board may establish additional committees or informal working groups to deal with specific matters.

The Fund is subject to a number of risks including investment, compliance, operational and valuation risks. Although the Adviser and the Officers of the Fund are responsible for managing these risks on a day-to-day basis, the Board has adopted, and periodically reviews, policies and procedures designed to address these risks. As part of its regular oversight of the Fund, the Board, directly or through a Committee, interacts with the Fund's Chief Compliance Officer, the Fund's independent public accounting firm, and legal counsel to the Fund. These interactions include discussing the Fund's risk management and controls with the independent registered public accounting firm engaged by the Fund, reviewing valuation policies and procedures and the valuations of specific restricted securities, and receiving periodic reports from the Fund's Chief Compliance Officer regarding compliance matters relating to the Fund and its major service providers, including results of the implementation and testing of the Fund's and such providers' compliance programs. The Board's oversight function is facilitated by management reporting processes designed to provide information to the Board regarding the identification, assessment, and management of critical risks and the controls and policies and procedures used to mitigate those risks. The Board reviews its role in supervising the Fund's risk management from time to time and may change the manner in which it fulfills its oversight responsibilities at its discretion at any time.

The Board has determined that its leadership structure is appropriate for the Fund because it enables the Board to exercise informed and independent judgment over matters under its purview, allocates responsibility among committees in a manner that fosters effective oversight and allows the Board to devote appropriate resources to specific issues in a flexible manner as they arise. The Board periodically reviews its leadership structure as well as its overall structure, composition, and functioning, and may make changes at its discretion at any time.

Standing Committees

Audit Committee. The Fund has an Audit Committee comprised solely of Independent Trustees who are "independent" as defined in the New York Stock Exchange ("NYSE") Listing Standards. The Fund's Board of Trustees has adopted a written charter for the Audit Committee. The Audit Committee charter is available at http://www.hqcm.com/Reports/AuditCommitteeCharterFebruary2007.pdf. The principal purpose of the Fund's Audit Committee is to assist the Board of Trustees in fulfilling its responsibility to oversee management's conduct of the Fund's financial reporting process, including reviewing the financial reports and other financial information provided by the Fund, the Fund's systems of internal accounting and financial controls and the annual independent audit process.

The Audit Committee's role is one of oversight, and it is recognized that the Fund's management is responsible for preparing the Fund's financial statements and that the Fund's independent registered public accountant is responsible for auditing those financial statements. Although each Audit Committee member must be financially literate and one member must have accounting or financial management expertise (as determined by the Board of Trustees in its business judgment), Audit Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Audit Committee members rely, without independent verification, on the information provided to them and on the representations made by management and the Fund's independent registered public accountants.

The members of the Fund's Audit Committee are Mr. Pohotsky, Dr. Reinhardt and Ms. Stebbins. Mr. Pohotsky is the Chairman of the Fund's Audit Committee. The Fund's Audit Committee held four meetings during the fiscal year ended September 30, 2011.

Governance Committee. The Fund has a Governance Committee comprised solely of Independent Trustees who are "independent" as defined in the NYSE Listing Standards. The Fund's Board of Trustees has adopted a written charter for the Governance Committee. The Fund's Governance Committee's mission under its charter is to review, evaluate, and enhance the effectiveness of the Fund's Board of Trustees in its role in governing the Fund and to oversee management of the Fund in accordance with the Corporate Governance Guidelines, which have been adopted by the Fund's Board of Trustees.

The Fund's Governance Committee reviews, discusses and makes recommendations to the Board of Trustees relating to those issues that pertain to the effectiveness of the Board of Trustees in carrying out its responsibilities in governing the Fund and overseeing the Fund's management. The members of the Fund's Governance Committee are Mr. Bonney, Dr. Jain, Mr. Lewin and Ms. Stebbins. Mr. Lewin is the Chairman of the Fund's Governance Committee. The Fund's Governance Committee met one time during the fiscal year ended September 30, 2011.

Nominating Committee. The Fund has a Nominating Committee comprised soley of Independent Trustees who are "independent" as defined in the NYSE Listing Standards. The Fund's Board of Trustees has adopted a written charter for the Nominating Committee. The Nominating Committee charter is not available on the Fund's website and is included as Exhibit A to this Proxy Statement.

The Fund's Nominating Committee requires that each prospective trustee candidate have a college degree or equivalent business experience and that each candidate is not serving in a similar capacity on the board of a registered investment company which (i) is not sponsored or advised by the Fund's investment adviser or its affiliates and (ii) the Board in its discretion has determined to be competitive with the Fund taking into account such registered investment company's investment mandate. The Fund's Nominating Committee may also take into account other factors when considering and evaluating potential trustee candidates, including but not limited to: (i) availability and commitment to attend meetings and perform responsibilities of the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; (v) the candidate's ability, judgment and expertise; and (vi) the overall diversity of the Board's composition.

The Fund's Nominating Committee may identify prospective trustees from any reasonable source, including, but not limited to, the consultation of third-party trustee search services. The Fund's Nominating Committee will consider potential trustee candidates recommended by shareholders, provided that the proposed candidates (i) satisfy any minimum qualifications of the Fund for its trustees; (ii) are not "interested persons" (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Fund or the Adviser; and (iii) are "independent" as defined in the NYSE Listing Standards. In order to be evaluated by the Committee, trustee candidates recommended by shareholders must also meet certain eligibility requirements as set out in the Committee's charter. Other than those eligibility requirements, the Committee shall not evaluate shareholder trustee candidates in a different manner than other candidates. The standard of the Committee is to treat all equally qualified candidates in the same manner.

All recommendations by shareholders must be received by the Fund by the deadline for submission of any shareholder proposals which would be included in the Fund's proxy statement for the next annual meeting of the Fund. Each shareholder or shareholder group must meet the requirements stated in the Nominating Committee's charter in order to recommend a candidate. A shareholder or shareholder group may not submit more than one candidate per year. When recommending a trustee candidate, shareholders must include in their notice to the Fund's Secretary: (i) the shareholder's contact information; (ii) the trustee candidate's contact information and the number of Fund shares owned by the proposed candidate; (iii) all information regarding the candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the Securities Act of 1934, as amended (the "Exchange Act"); and (iv) a notarized letter executed by the trustee candidate, stating his or her intention to be a nominee and be named in the Fund's proxy statement, if nominated by the Board of Trustees, and to serve as a trustee, if so elected. Once a recommendation has been timely received in proper form, the candidate will be asked to complete an eligibility questionnaire to assist the Fund in assessing the candidate's qualifications as a potential Independent Trustee and as someone who is "independent" under the NYSE Listing Standards. The Nominating Committee will make such determinations in its sole discretion and such determinations shall be final.

The members of the Fund's Nominating Committee are Mr. Bonney, Dr. Jain, Mr. Lewin and Ms. Stebbins. Mr. Lewin is the Chairman of the Fund's Nominating Committee. The Fund's Nominating Committee met three times during the fiscal year ended September 30, 2011.

Valuation Committee. The Board has delegated to the Fund's Valuation Committee general responsibility for determining, in accordance with the Fund's valuation procedures, the value of assets held by the Fund on any day on which the net asset value per share is determined. The Valuation Committee may appoint, and has appointed, a Sub-Committee made up of employees and officers of the Adviser to deal with day to day valuation decisions, subject to oversight by the Valuation Committee. The Valuation Committee shall meet as often as necessary to ensure that each action taken by the Sub-Committee is reviewed within a calendar quarter of the occurrence. In connection with its review, the Valuation Committee shall ratify or revise the pricing methodologies authorized by the Sub-Committee since the last meeting of the Valuation Committee. The Valuation Committee is charged with the responsibility of determining the fair value of the Fund's securities or other assets in situations set forth in the Fund's valuation procedures.

The members of the Fund's Valuation Committee are Dr. Omstead, Mr. Pohotsky and Mr. Reardon. Mr. Pohotsky is the Chairman of the Fund's Valuation Committee. The Fund's Valuation Committee met four times during the fiscal year ended September 30, 2011.

Qualified Legal Compliance Committee. The Fund has a Qualified Legal Compliance Committee ("QLCC") comprised solely of Independent Trustees. The Fund's Board of Trustees has adopted a written charter for the QLCC. The principal purpose of the Fund's QLCC is to review and respond to reports of Evidence of a Material Violation (as defined in the QLCC charter). Reporting Evidence of a Material Violation is required under the Standards of Professional Conduct for Attorneys adopted by the U.S. Securities and Exchange Commission (the "SEC") under the Sarbanes-Oxley Act of 2002 (the "Standards"). Under the Standards, if an attorney appearing and practicing before the SEC in the representation of an issuer, such as the Fund, becomes aware of Evidence of a Material Violation by the issuer or by any officer, trustee, employee or agent of the issuer, the Standards provide for the attorney to report such evidence to the issuer's QLCC forthwith. In discharging its role, the QLCC is granted the power to investigate any Evidence of a Material Violation brought to its attention with full access to all books, records, facilities and personnel of the Fund and the power to retain outside counsel, auditors or other experts for this purpose.

The members of the Fund's QLCC are Mr. Lewin, Mr. Pohotsky and Mr. Reardon. Mr. Pohotsky is the Chairman of the Fund's QLCC. The Fund's QLCC did not meet during the fiscal year ended September 30, 2011.

Attendance. During the fiscal year ended September 30, 2011, the Fund's Board of Trustees held four meetings; the Fund's Audit Committee held four meetings; the Fund's Governance Committee held one meeting; the Fund's Nominating Committee held three meetings; and the Fund's Valuation Committee held four meetings.

Each of the Trustees attended at least 91% of the aggregate number of meetings of the Board of Trustees and the Committees of the Board of Trustees on which such Trustee served during the fiscal year ended September 30, 2011.

Compensation of Trustees and Officers

For the fiscal year ended September 30, 2011, the Fund paid an annual fee of $18,000 to its Independent Trustees, $500 to its Audit and Valuation Committee members, and $250 to its Nominating and Governance Committee members. Additionally, the Fund currently pays each Independent Trustee $1,000 for each Board and Committee meeting attended in person and $250 for each Board and Committee meeting attended by telephone. Currently, the Chairman of the Board of Trustees, the Chairman of the Audit Committee and the Chairman of the Valuation Committee of the Fund each receive an additional annual fee of $2,500. Currently, the Chairman of the Nominating Committee and the Chairman of the Governance Committee of the Fund each receive an additional annual fee of $1,250. Independent Trustees are also reimbursed for travel expenses incurred in connection with attending such meetings. For the fiscal year ended September 30, 2011, the Independent Trustees as a group received $185,543 from the Fund for fees and reimbursed expenses. The Fund did not directly pay any additional compensation to the Trustees for the fiscal year ended September 30, 2011. The Fund has entered into a Services Agreement (the "Agreement") with the Adviser. Pursuant to the terms of the Agreement, the Fund reimburses the Adviser for a portion of the payment of salary and provision of benefits to the Fund's Chief Compliance Officer. During the fiscal year ended September 30, 2011 these payments amounted to $51,824 for the Fund. Trustees and officers of the Fund who hold positions with the Adviser receive indirect compensation from the Fund in the form of the investment advisory fee paid to the Adviser. The following table sets forth information regarding compensation of Trustees by the Fund for the fiscal year ended September 30, 2011, but does not include expenses.

Compensation Table

For the fiscal year ended September 30, 2011

Name of Person, Position	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as part of the Fund's Expenses	Estimated Annual Benefits upon Retirement	Total Compensation from both Funds in Fund Complex Paid to Trustees
Independent Trustees
Rakesh K. Jain, Ph.D.	$24,000	N/A	N/A	$48,000
Lawrence S. Lewin	$27,500	N/A	N/A	$55,000
Eric Oddleifson	$22,000	N/A	N/A	$44,000
Oleg M. Pohotsky	$34,750	N/A	N/A	$69,500
William R. Reardon	$27,000	N/A	N/A	$54,000
Uwe E. Reinhardt, Ph.D.	$22,250	N/A	N/A	$44,500
Lucinda H. Stebbins, CPA	$25,250	N/A	N/A	$50,500
Interested Trustees
Daniel R. Omstead, Ph.D.	$0	N/A	N/A	$0

Executive Officers

Set forth below is information for at least the last five years with respect to the executive officers of the Fund who do not also serve as Trustees. Each officer has been elected by the Board of Trustees and serves at the pleasure of the Trustees.

Laura Woodward, CPA (43), 2 Liberty Square, 9th Floor, Boston MA 02109: Chief Compliance Officer, HQH, HQL and Hambrecht & Quist Capital Management LLC (since 2009); Secretary and Treasurer, HQH and HQL (since 2009); Senior Manager, PricewaterhouseCoopers LLP (prior to 2009).

Required Vote

The Fund's Declaration of Trust states that the Trustees shall be elected by a plurality of the Fund's shares voting at the Annual Meeting. The Trustees recommend a vote FOR all nominees.

INFORMATION PERTAINING TO THE ADVISER

The Adviser is a limited liability company organized under the laws of Delaware. Under the Fund's Investment Advisory Agreement, the Adviser is responsible for the management of the Fund's assets, subject to the supervision of the Board of Trustees. The Adviser manages the investments of the Fund in accordance with its investment objective and policies. The Adviser is also obligated to supervise and perform certain administrative and management services and is obligated to provide the office space, facilities, equipment and personnel necessary to perform its duties. Except for a portion of the salary of the Funds' Chief Compliance Officer, the salaries of all officers of the Fund and all personnel of the Fund or of the Adviser performing services relating to research, statistical or investment activities, and of all Trustees who are "interested persons" of the Fund or of the Adviser (as defined in the 1940 Act), are paid by the Adviser. The Adviser is located at 2 Liberty Square, 9th Floor, Boston, MA 02109.

Daniel R. Omstead Ph.D. serves as President and Chief Executive Officer of the Adviser. The address for Dr. Omstead is c/o the Adviser at 2 Liberty Square, 9th Floor, Boston, MA 02109.

REPORT OF THE AUDIT COMMITTEE OF EACH FUND

The Fund's Audit Committee reviewed and discussed the Fund's audited financial statements with management for the Fund's fiscal year ended September 30, 2011, and discussed with the Fund's independent registered public accountants, Deloitte &Touche LLP, the matters required to be discussed by ASC 950, Communication with Audit Committees, which includes, among other items, matters relating to the conduct of an audit of the Fund's financial statements. The Fund's Audit Committee received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence. Based on its review and discussions with management and Deloitte & Touche LLP, the Fund's Audit Committee recommended to the Board of Trustees that the Fund's audited financial statements for the Fund's fiscal year ended September 30, 2011, be included in the Fund's Annual Report filed with the SEC. The members of the Fund's Audit Committee are Mr. Pohotsky, Dr. Reinhardt and Ms. Stebbins. Mr. Pohotsky is the Chairman of the Fund's Audit Committee.

Proposal 2
RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The Fund's Audit Committee has approved the appointment of Deloitte & Touche LLP as the independent registered public accountants for the fiscal year ending September 30, 2012, and a majority of the Board of Trustees of the Fund, including a majority of the Independent Trustees, subsequently ratified the appointment. The Fund has been advised that neither Deloitte & Touche LLP nor any of its partners has any direct or material indirect financial interest in the Fund, nor has had any connection during the past three years with the Fund in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Accounting services to be performed by Deloitte & Touche LLP for the Fund will consist of the examination of the annual financial statements of the Fund, consultation on financial, accounting and reporting matters, review and consultation regarding various filings with the SEC and attendance at some meetings of the Board of Trustees. Deloitte & Touche LLP also will perform non-audit services consisting of review of income tax returns of the Fund.

A representative of Deloitte & Touche LLP is expected to participate in the Annual Meeting and to be available for questioning and have an opportunity to make a statement.

The following tables set forth the aggregate fees billed for professional services rendered by Deloitte & Touche LLP to the Fund during the Fund's two most recent fiscal years:

Fiscal year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2011	$92,000	$0	$4,500	$0
2010	$74,500	$0	$4,500	$0

All of the services described in the tables above were approved by the Audit Committees pursuant to its pre-approval policies and procedures (the "Pre-Approval Policies and Procedures") which are summarized below to the extent that such services were required to be pre-approved by the Audit Committee.

The aggregate non-audit fees billed by Deloitte & Touche LLP for services rendered to HQL and to the Adviser, or an affiliate thereof that provides ongoing services to HQL, amounted to $4,500 for the fiscal year ended September 30, 2011 and $4,500 for the fiscal year ended September 30, 2010.

The Fund's Audit Committee has adopted Pre-Approval Policies and Procedures pursuant to which the Committee pre-approves all audit and non-audit services provided by the Fund's independent auditor (the "Auditor") and any non-audit services provided by the Auditor to the Fund's investment adviser and service affiliates ("Service Affiliates") during the period of the Auditor's engagement to provide audit services to the Fund, if those services directly impact the Fund's operations and financial reporting. Audit services include those typically associated with the annual audit such as evaluation of internal controls. Non-Audit services include certain services that are audit-related, such as consultations regarding financial accounting and reporting standards and tax services. Certain services may not be provided by the Auditor or the Fund's Service Affiliates without jeopardizing the Auditor's independence. These services are deemed prohibited services and include certain management functions; human resources services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit. Other services are conditionally prohibited and may be provided if the Audit Committee reasonably concludes that the results of the services will not be subject to audit procedures during an audit of the Fund's financial statements. These types of services include bookkeeping; financial information systems design and implementation; appraisal or valuation services; actuarial services; and internal audit outsourcing services.

The Pre-Approval Policies and Procedures require Audit Committee approval of the engagement of the Auditor for each fiscal year and approval of the engagement by at least a majority of the Fund's Independent Trustees. In determining whether to engage the Auditor for its audit services, the Audit Committee will consider the Auditor's proposed fees for the engagement, in light of the scope and nature of the audit services that the Fund will receive. The Pre-Approval Policies and Procedures also permit the Audit Committee to pre-approve the provisions of types or categories of permissible non-audit services for the Fund and its Service Affiliates on an annual basis at the time of the Auditor's engagement and on a project-by-project basis. At the time of the annual engagement of the Fund's Auditor, the Audit Committee is to receive a list of the categories of expected non-audit services with a description and an estimated budget of fees. In their pre-approval, the Audit Committee should determine that the provision of the service is consistent with, and will not impair, the ongoing independence of the Auditor and set any limits on fees or other conditions they find appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

The Audit Committee may also appoint a member of the Committee to pre-approve non-audit services that have not been pre-approved or material changes in the nature or cost of any non-audit services previously pre-approved. The member may not pre-approve any project the estimated budget (or budgeted range) of fees of which exceed or may exceed $15,000. Any actions by the member are to be ratified by the Audit Committee by the time of their next scheduled meeting. The Fund's Pre-Approval Policies and Procedures are reviewed annually by the Audit Committee, and the Fund maintains a record of the decisions made by the Committee pursuant to these procedures.

Required Vote

The selection of Deloitte & Touche LLP as the Fund's independent public accountants for the fiscal year ending September 30, 2012 is submitted to shareholders for ratification and requires approval by a majority of the Fund's shares voting at the Annual Meeting. The Trustees recommend a vote FOR the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund.

Proposal 3
SHAREHOLDER PROPOSAL

A beneficial owner of the common shares of HQL (the "Proponent") has informed HQL that he intends to present a proposal for a shareholder vote at the meeting, requesting that the Board of Trustees (the "Board") take steps to eliminate HQL's classified board structure that has been in place since HQL's inception. If approved, this proposal would recommend that the Board consider changing the term for which Trustees serve on the Board from three years to one year. The Proponent's name and address and the number of shares owned by the Proponent will be furnished by HQL upon request.

If properly presented, the following proposal will be voted on at the meeting. Voting on this matter would serve only as an advisory vote for the Board to reconsider its classified board structure. As required by the rules of the Securities and Exchange Commission, the text of the Proponent's resolution and supporting statement, for which HQL accepts no responsibility, are included below exactly as submitted by the Proponent. The Board's statement in opposition to the Proponent's proposal immediately follows.

YOUR FUND IS NOT AN OPERATING COMPANY. WHAT MIGHT BE PERCEIVED AS BETTER GOVERNANCE PRACTICES FOR AN OPERATING COMPANY, LIKE THOSE CITED BY THE PROPONENT, MAY NOT BE BETTER PRACTICES FOR THE FUND.

YOUR BOARD OF DIRECTORS OPPOSES THIS PROPOSAL BECAUSE IT BELIEVES THE PROPOSAL IS NOT IN THE BEST INTEREST OF THE FUND AND ITS SHAREHOLDERS.

Proponents Proposal:

Elect Each Trustee Annually

RESOLVED, shareholders ask that our Company take the steps necessary to reorganize the Board of Trustees into one class with each trustee subject to election each year and to complete this transition without affecting the unexpired terms of trustees elected to the board at or prior to the upcoming annual meeting.

Proponent's Supporting Statement:

Our current practice, in which only a few trustees stand for election annually, is not in the best interest of our Company and its shareholders. Eliminating this staggered system would give shareholders an opportunity to register their view on the performance of each trustee annually. Electing trustees in this manner is one of the best methods available to shareholders to ensure that our Company will be managed in a manner that is in the best interest of shareholders.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."

In 2010 over 70% of S&P 500 companies had annual election for each Board member. Shareholder resolutions on this topic won an average of 68%-support in 2009.

Increasingly, companies themselves are presenting resolutions seeking shareholder support for this topic. These management resolutions regularly receive votes in the 90%-plus range. This is clearly a trend with companies as they strive to adopt best governance practices.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company's 2011 reported corporate governance in order to more fully realize our company's potential.

Please encourage our board to respond positively to this proposal to initiate improved corporate governance to make our company more competitive:

Elect Each Trustee Annually – Yes on 3

Response of the Board of Trustees:

The following Statement of Opposition details the reasons why the Board recommends you vote "AGAINST" the Proponent's proposal and therefore in favor of the Board's position.

What is the current structure of the Board of Trustees?

The Fund's Declaration of Trust, as amended to date (the "Declaration of Trust"), currently provides for the Fund's Trustees to be classified into three classes, and the Trustees of each class are elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following their election and until their successors are duly elected and qualify. The terms of office of each Class of Trustees will expire as of the annual meeting of shareholders to be held, as follows: Class B in 2012 (2015, if elected at the Meeting), Class C in 2013 and Class A in 2014. The current classified board structure has been in place since the Fund's inception.

How does the Board of Directors Recommend I Vote?

After receiving the Proponent's proposal, the Board of Trustees considered his request to declassify the Board. The Board has concluded that declassifying the Board of Directors is not in the best interest of the Fund and its shareholders. The Fund is an investment company and is subject to governance standards that differ from those of an operating company. The Board recommends you vote "AGAINST" Proposal 3. The key reasons are:

•  Investment Companies are not Operating Companies – The Board believes that general arguments in support of a classified board structure of an operating company do not readily translate into supporting the declassification of a board of an investment company, given the differences in management structure, conflict of interest concerns and the related applicable regulatory requirements.

•  Better Stability and Continuity – The Fund's classified board structure is designed to promote stability and continuity in the management of the Fund by ensuring that a majority of the Trustees, at all times, have prior experience with, and in-depth knowledge regarding, the Fund and its investment objective, policies and strategies, and that those Trustees are well-positioned to make decisions that are best for the Fund and its shareholders. The Board believes that an abrupt change in the Board could impair the Fund's ability to achieve its investment objective. The Board also believes that a classified board creates a more experienced Board that is better able to identify and accomplish long-term goals in supervising management of the Fund.

•  Better Protection Against Certain Takeovers and Unfair and Abusive Tactics – History has shown that the Fund's classified board structure reduces the Fund's vulnerability to hostile takeover attempts by activist shareholders who may have interests that are not aligned with the best interests of the Fund and all of its shareholders. In a non-classified board structure, activist shareholders could use the threat of a proxy fight to pressure the Board to take actions that produce short-term gains at the expense of strategies aimed at achieving meaningful long-term value for the Fund. The Fund's classified board structure encourages activist shareholders to negotiate at arm's-length with the Board and helps to prevent abrupt changes in the Fund based on the special interests of a select group of minority shareholders who might seek to implement an agenda contrary to the long-term interests of all shareholders.

•  Equal Accountability to Shareholders – The Board believes that Trustees elected under the current classified board structure are no less accountable or responsive to shareholders than they would be if elected annually. A Trustee has the same fiduciary duties to the Fund, regardless of how often he or she stands for election.

•  Good Corporate Governance – The Board believes that a classified board is consistent with good corporate governance, as the Board believes that good corporate governance depends primarily upon active and independent Trustees who are knowledgeable about critical aspects of the Fund's operations and skillful in serving as competent and alert overseers of Fund management.

•  Enhancing Shareholder Value – The Board is focused on the long-term interests of HQL's shareholders and is committed to enhancing shareholder value. Among other things, the Board regularly considers options available to enhance shareholder value and the Adviser's implementation of HQL's investment strategy.

In summary, we believe that our current Board structure has served our shareholders and HQL well with experienced, knowledgeable and committed Trustees. These reasons above are discussed in greater detail below.

Investment Companies are not Operating Companies. Investment companies and operating companies are very different types of companies. An operating company is managed by officers and senior executive employees of the operating company, subject to the oversight of a board of directors. The operations of an investment company are managed primarily by other parties, such as the investment company's investment adviser, subject to the oversight of an independent board. As such, the role of a board of an investment company is different in material aspects than the role of a board of directors of an operating company. An investment company's board has primary responsibility for oversight of the fund's service providers and management of conflicts of interest involving the fund, including oversight of the fund's investment advisory arrangements. Operating companies – like the S&P 500 companies cited by the Proponent – do not have investment advisers and are not subject to the same types of conflicts of interests that a board of an investment company must oversee. An investment company registered pursuant to the Investment Company Act of 1940 is subject to extensive regulation with respect to governance and operations that requires independence of trustees and makes them accountable to shareholders. Operating companies are not subject to the same independence requirements as investment companies. In addition, although the Proponent asserts that over 70% of the S&P 500 companies had annual director elections for each board member in 2010, none of the S&P 500 companies is an investment company. General arguments in support of a declassified board structure of an operating company – with an internal and interested management structure – do not readily translate into supporting the declassification of a board of an investment company.

Better Stability and Continuity. Under the Fund's current classified board structure, only those Trustees of a single class may be replaced in any one year, and it would require two years to change a majority of the Board. HQL's classified board structure is designed to provide stability and continuity to HQL by seeking to ensure that, at any given time, a majority of Trustees serving on the Board have in-depth knowledge and experience with HQL's closed-end fund structure, unique investment strategy, investment objectives and focus on the healthcare and life sciences industries. Presently four of HQL's eight Trustees have served on the Board for more than five years and, consistent with the goals of seeking stability and continuity in management and specialized knowledge and experience as described below, the Board has added four new trustees over the past five years. All the Trustees, other than the President of the Fund, who is affiliated with the Adviser, are independent of the Adviser and of one another. The Board believes that an abrupt change in the Fund's Board could impair the Fund's ability to achieve its investment objective. The Board also believes that a classified board:

•  enhances the independence of the Independent Trustees by providing them with an assured three-year term of office rather than just a one-year term;

•  strengthens the Fund's ability to attract and retain highly qualified Trustees who are willing to make a multi-year commitment to the Fund and its shareholders and to develop a deep understanding of the Fund; and

•  allows new Trustees an opportunity to gain knowledge about the Fund from continuing Trustees.

HQL is a specialized sector fund that invests principally in specialized subsectors within the healthcare and life sciences industries. The Board considers it important that a significant number of Trustees have knowledge and experience in those industries, and the Board takes into account relevant industry and related experience (among other factors) when reviewing each prospective candidate for nomination.

In addition, HQL may invest up to 40% of its net assets in securities of privately held companies and restricted securities of publicly traded companies. The values of such securities are determined by a "fair valuation" process, which is overseen by the Board's Valuation Committee. The Board considers it important that Trustees serving on the Valuation Committee have experience in the healthcare and life sciences industries and/or with the valuation of companies and securities. Continuity in oversight of the valuation process also is important, as such securities are often long-term holdings. A classified board structure is designed to ensure that the Board continuously includes Trustees with such specialized knowledge and experience with HQL's portfolio holdings.

As a closed-end investment company, HQL is subject to significant regulation and benefits from an active and experienced Board. HQL's Trustees have a broad range of responsibilities and must invest significant time to become and remain knowledgeable about these regulatory requirements. If all Trustees were elected annually, most or all of HQL's Trustees could be replaced at one time, potentially resulting in a loss of the Board's accrued institutional memory with respect to HQL's history, development, and policies and procedures. The Board believes that experienced Trustees who are knowledgeable about HQL's regulated operating environment, its unique strategy and its focus on the healthcare and life sciences industries are a valuable resource that serve the best interests of HQL's shareholders and that the classified board structure helps HQL's Board more effectively fulfill its oversight responsibilities.

Better Protection Against Certain Takeovers and Unfair and Abusive Tactics. Because only one class of the Fund's Trustees are elected at any annual meeting of shareholders, at least two annual meetings would be required to effect a change in control of the Fund's Board, giving the Board the time and leverage necessary to engage activist shareholders in good-faith, arm's-length discussions and to negotiate the best result for the Fund. Absent the classified Board, an activist shareholder (or group of shareholders) could unilaterally gain control of the Fund by acquiring or obtaining voting control over a sufficient number of the Fund's shares to replace the entire Board with its own nominees at a single annual meeting. Transactions likely to be pursued by such activists could involve significant liquidation of assets and returns of capital, increase the discount of the market price of HQL's shares relative to net asset value over the long-term, and create unique liquidity issues for HQL due to its illiquid venture capital portfolio. Having a classified board structure does not prevent hostile takeover attempts, but it provides the Board with some protection against abusive tactics and artificial pressures and also provides the Board the time and opportunity to negotiate with activist shareholders and to make reasonable business judgments in the best interests of the Fund.

Equal Accountability to Shareholders. The Board has implemented broad measures to ensure accountability of Trustees, by providing for annual evaluations of Trustee independence and an annual self-assessment of the Board's performance. In addition, the Fund's Declaration of Trust provides that (a) any Trustee may be removed for cause by the affirmative action of at least two-thirds of the remaining Trustees and (b) any Trustee may be removed at any meeting of shareholders by a vote of at least two-thirds of the shares outstanding. In addition, a classified board does not preclude long-term shareholders from voting in their own candidates. Currently shareholders have the right to replace approximately one-third of HQL's Trustees each year and all of the Trustees over a three-year period. For these reasons, the Board believes that Trustees elected to three-year terms are not insulated from their responsibilities and are as accountable to shareholders as Trustees who are elected annually. The Board's fiduciary responsibilities remain the same regardless of the length of term or frequency of election. A shorter term does not necessarily mean enhanced corporate governance or fulfillment of duties by the Board.

Good Corporate Governance. The Board believes that a classified board structure is consistent with good corporate governance, as the Board believes that good corporate governance depends primarily upon active and independent Trustees who are knowledgeable about critical aspects of the Fund's operations and skillful in serving as competent and alert overseers of Fund management. The Fund's current Trustees are experienced, qualified and knowledgeable about the Fund and committed to protecting the long-term interests of the Fund's shareholders. The Board is committed to superior corporate governance and continually examines HQL's practices in this area: Specifically, Trustee independence is evaluated annually and the chairman of the Board, seven of the eight Trustees, and each audit committee member is independent from the Adviser. In addition, the Board and the audit committee annually conduct a self-assessment review, and two audit committee members qualify as "audit committee financial experts." Although neither Massachusetts law nor the Investment Company Act of 1940 requires HQL to hold annual shareholders' meetings for the election of Trustees, HQL holds annual meetings to satisfy requirements of the New York Stock Exchange rules for listed companies, which also permit classified boards.

Enhancing Shareholder Value. The Board is focused on the long-term interests of HQL's shareholders and is committed to enhancing shareholder value. Among other things, the Board regularly considers options available to enhance shareholder value and the Adviser's implementation of HQL's investment strategy. For example, HQL maintains a fixed distribution policy pursuant to which HQL currently distributes 2% of its net assets quarterly. In addition, in April 2011 the Board authorized a tender offer by HQL for its outstanding shares and in June 2011 the Board authorized a share repurchase program to allow HQL to repurchase its outstanding shares in the open market. The distribution policy and share repurchases are intended to enhance shareholder value, potentially provide shareholders with greater liquidity with respect to their investment in HQL and potentially reduce the discount between the market price of HQL's shares and the net asset value per share. As a result, in calendar year 2011, HQL made $24,212,526 in distributions to shareholders and in 2012 HQL has made $3,636,843 in distributions to shareholders through March 31, 2012 (including distributions made pursuant to the policy). From June 1, 2011 through March 31, 2012, HQL also repurchased by tender offer and in the open market 40.6% of its outstanding shares (as of June 1, 2011) and in March 2012, the Board renewed the share repurchase program for the period from July 11, 2012 through July 10, 2013. The Board also regularly receives and considers reports of the Adviser regarding the implementation of HQL's investment strategy and performance. The Board notes that HQL's annualized returns for fiscal year 2011 and for the six-month period ended March 31, 2012 exceeded or were comparable to HQL's primary index and the S&P 500 Index. For fiscal year 2011, HQL's annualized return at market price was 19.15% and at net asset value was 11.05%, as compared to 8.52% for the NASDAQ Biotech Index and 1.14% for the S&P 500 Index. For the six-month period ended March 31, 2012, HQL's annualized return at market price was 42.21% and at net asset value was 35.23%, as compared to 32.35% for the NASDAQ Biotech Index and 25.89% for the S&P 500 Index.

What is the Required Vote and What Would Happen if Proposal 3 is Approved?

If a quorum of the Fund's shares necessary for the transaction of business at the Meeting is present, Proposal 3 will be treated as approved if a majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon vote "FOR" the Proposal. Proposal 3 is not a shareholder vote to approve declassifying the Board of Trustees, but rather it proposes that the Fund's shareholders ask the Trustees to take action to effect a declassification of the Board of Trustees. If Proposal 3 passes at the Meeting, the Trustees would continue to exercise their fiduciary duty to act in the interest of the Fund's shareholders in investigating further the details and potential benefits and detriments of declassifying the Fund's Board of Trustees, but would not be obligated to recommend to shareholders a vote to declassify the Board. In addition, even if the Board concluded that declassifying the Board of Trustees was in the best interests of the Fund and its shareholders, it may submit a proposal to a vote of the Fund's shareholders with terms that are different from those contained in the Proponent's proposal.

In order to take the necessary steps to declassify the Board of Trustees, the Trustees would need to conclude that such declassification would be in the best interests of shareholders. However, the Board cannot be declassified without amending the Fund's Declaration of Trust, which can only be done through a vote of the Fund's shareholders. As such, declassification of the Board cannot occur without (i) a separate mailing of a proxy statement to the Fund's shareholders that explains the details of the proposed declassification, and (ii) a separate vote of the Fund's shareholders approving the declassification. A vote of a "majority of the outstanding voting securities" of the Fund is necessary to approve amending the Fund's Declaration of Trust in this manner. A vote of a "majority of the outstanding voting securities" of the Fund means an affirmative vote of (a) 67% of the Fund's outstanding voting securities present at a meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

THE FUND'S BOARD OF TRUSTEES RECOMMENDS YOU VOTE AGAINST PROPOSAL 3
BECAUSE IT BELIEVES THE PROPOSAL IS NOT IN THE BEST INTEREST OF THE
FUND AND IT'S SHAREHOLDERS.

INFORMATION PERTAINING TO THE CUSTODIAN AND ADMINISTRATOR AND
TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR

The Fund's securities and cash are held under a custodian contract by State Street Bank and Trust Company ("State Street"), whose principal business address is One Lincoln Street, Boston, MA 02111. State Street is also the Administrator of the Fund and also performs certain accounting related functions for the Fund, including calculation of net asset value and net income.

Computershare Inc. serves as Dividend Disbursing Agent. Computershare Trust Company, N.A., a fully owned subsidiary of Computershare Inc., serves as (1) the Plan Agent for the Fund's Dividend Reinvestment Plan and (2) the Transfer Agent and Registrar for Shares of the Fund. Computershare Trust Company, N.A. and Computershare Inc. have their principal business at 250 Royall Street, Canton, MA 02021.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and Section 30(j) of the 1940 Act, as applied to the Fund, require the Fund's officers and trustees, investment manager, affiliates of the investment manager, and persons who beneficially own more than ten percent of a registered class of the Fund's outstanding securities ("Reporting Persons") to file reports of ownership of the Fund's securities and changes in such ownership with the SEC and the NYSE. Such persons are required by SEC regulations to furnish the Fund with copies of all such filings.

Based solely upon its review of the copies of such forms received by it, and written representations from certain Reporting Persons that no year-end reports were required for those persons, the Fund believes that during the fiscal year ended September 30, 2011, its Reporting Persons complied with all applicable filing requirements.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Trustees is not aware that any matters are to be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying Proxy will be voted thereon in accordance with the judgment of the persons named as proxies.

PROXIES AND VOTING AT THE ANNUAL MEETING

Shareholders who execute proxies may revoke them at any time before they are voted by written notice to the Secretary of the Fund at 2 Liberty Square, 9th Floor, Boston, MA 02109, or by casting a vote at the Annual Meeting. Instructions on how to attend the meeting and vote in person can be obtained by calling (800) 451-2597. All valid proxies received prior to the Annual Meeting, or any adjournment(s) or postponements(s) thereof, will be voted at the Annual Meeting and any adjournments or postponements thereof.

The representation in person or by proxy of a majority of the outstanding shares of the Fund is necessary to constitute a quorum for transacting business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker "non-votes" will be treated as shares that are present. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Proposals 1 and 2 to be voted upon by the shareholders involve matters that the NYSE considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Proposal 3 to be voted upon by the shareholders involves a matter that the NYSE considers to be non-routine and not within the discretion of brokers to vote if no customer instructions are received.

Proposal 1 requires the approval of a plurality of shares voting at the Annual Meeting (i.e., the three nominees for election as Class B Trustees receiving the greatest number of votes will be elected and the nominee for election as a Class A Trustee receiving the greatest number of votes will be elected).

Proposals 2 and 3 require the approval of a majority of all votes validly cast at the Annual Meeting.

Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the votes for Proposals 1, 2 and 3.

Matters on which a choice has been provided will be voted as indicated on the proxy card and, if no instruction is given, the persons named as proxies will vote the shares represented thereby FOR all nominees for election as Trustee, FOR Proposal 2 and AGAINST Proposal 3, and will use their best judgment in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In the event that sufficient votes in accordance with the Trustees' recommendations on any Proposal are not received by June 11, 2012, the necessary quorum has not been obtained or if other matters arise requiring shareholder attention, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Annual Meeting to permit further solicitation. Any such adjournment will require approval by a majority of the votes validly cast on the matter at the session of the Annual Meeting to be adjourned. When voting on a proposed adjournment, the persons named as proxies will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST an item, in which case such shares will be voted AGAINST the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more items prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. Abstentions and broker non-votes will be disregarded for purposes of voting on adjournment.

As of April 30, 2012, there were 14,137,535 shares of beneficial interest of the Fund issued and outstanding. Shareholders will be entitled to one vote for each share held. Only shareholders of record at the close of business on April 30, 2012, the record date, will be entitled to vote at the Annual Meeting. As of April 30, 2012, the Trustees and officers of the Fund individually and as a group beneficially owned less than 1% of the outstanding voting securities of the Fund. To the best of the Fund's knowledge, based upon filings made with the SEC, as of April 30, 2012, no persons or group beneficially owned more than 5% of the voting securities of the Fund.

PROPOSALS FOR 2013 ANNUAL MEETING

Shareholder proposals for the Fund's 2013 Annual Meeting must be received at the Fund's executive offices at 2 Liberty Square, 9th Floor, Boston, Massachusetts 02109 no later than January 8, 2013 for inclusion in the 2013 Proxy Statement and form of proxy, unless the meeting date is more than 30 days before or after June 11, 2013. Submission of such proposals does not insure that they will be included in the 2012 Proxy Statement or submitted for a vote at the 2012 Annual Meeting.

In addition, shareholder proposals for the 2013 annual meeting of shareholders (other than proposals submitted for inclusion in a Fund's 2013 Proxy Statement) must be submitted to the Fund's Secretary between February 11, 2013 and March 13, 2013, unless the meeting date is more than 30 days before or after June 11, 2013.

GENERAL

The Fund will pay the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, Internet, telephone or telegraph. The solicitation of proxies will be largely by mail, but may include telephonic, electronic or oral communication by The Altman Group, Inc., a professional proxy solicitor retained by the Fund for an estimated fee of $30,000 plus out-of-pocket expenses. In addition, certain officers of the Fund and certain employees of the Adviser, who will receive no compensation for their services other than their regular salaries, may solicit the return of proxies personally or by telephone or facsimile. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the shares of the Fund. The Fund may reimburse brokerage houses, nominees and other fiduciaries for postage and reasonable expenses incurred by them in forwarding of proxy material to beneficial owners.

A number of banks, brokers and financial institutions have instituted "householding". Under this practice, only one Proxy Statement may be delivered to multiple shareholders who share the same address and satisfy other conditions. The Fund will deliver promptly a separate copy of this Proxy Statement to a shareholder at a shared address upon request. To request a separate copy of this Proxy Statement, write or call the Fund at the address and phone number set forth above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 11, 2012

The Proxy Statement for the Annual Meeting of Shareholders of H&Q Life Sciences Investors is available at www.edocumentview.com/HQFunds.

H&Q LIFE SCIENCES INVESTORS

May 1, 2012

EXHIBIT A

Nominating Committee Charter

Committee Membership

The Nominating Committee (the "Committee") of the Board of Trustees (the "Board") of the Fund shall be composed entirely of trustees of the Fund who (1) are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act")) of the Fund or the Fund's investment adviser and (2) are "independent" as defined in the New York Stock Exchange ("NYSE") Listing Standards. The President of the Fund, although not a member of the Committee, will cooperate with the Committee by recommending candidates and recruiting them for the Board of Trustees (the "Board") of the Fund and for executive offices of the Fund, and otherwise assisting the Committee to discharge its responsibilities.

Mission

The mission of the Committee under this Nominating Charter is to promote the effective participation of qualified individuals on the Board, Committees of the Board, and as executive officers of the Fund.

Nominating Function – Board

1.  The Committee shall make nominations for trustees and officers of the Fund and submit such nominations to the full Board. The Committee shall evaluate candidates' qualifications for such positions, and, in the case of candidates for independent trustee positions, their independence from the Fund's investment adviser and other principal service providers. Persons selected as independent trustees must not be "interested persons" (as that term is defined in the 1940 Act) of the Fund or the Fund's investment adviser. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g. business, financial or family relationships with the investment adviser. In determining nominees' qualifications for Board membership, the Committee shall consider factors which may be delineated in this Charter or the Fund's bylaws, and may consider such other factors as it may determine to be relevant to fulfilling the role of being a member of the Board.

2.  The Committee may consider potential trustee candidates recommended by shareholders, provided that the proposed candidates: (i) satisfy any minimum qualifications of the Fund for its trustees; (ii) are not "interested persons" of the Fund or the Fund's investment adviser within the meaning of the 1940 Act; and (iii) are "independent" as defined in the NYSE listing standards. In order for the Committee to evaluate any nominee recommended by a shareholder or shareholder group, potential trustee candidates and nominating shareholders or shareholder groups must satisfy the requirements provided in Appendix A to this Charter. Other than the requirements provided in Appendix A, the Committee shall not otherwise evaluate shareholder trustee nominees in a different manner than other nominees and the standard of the Committee is to treat all equally qualified nominees in the same manner.

3.  Once a nomination has been timely received in proper form, the nominee will be asked to complete an eligibility questionnaire to assist the Fund in assessing the nominee's qualifications as a potential independent Trustee and as someone who is "independent" under the NYSE Listing Standards. The Committee will make such determinations in its sole discretion and such determinations shall be final.

4.  The Committee may identify prospective trustee from any reasonable source, including, but not limited to, the consultation of third-party trustee search services.

5.  The Committee requires that each prospective trustee candidate have a college degree or equivalent business experience. In addition, the Committee considers whether trustees on the Board may not serve in a similar capacity on the board of a registered investment company which (i) is not sponsored or advised by the Fund's investment adviser or its affiliates and (ii) the Committee in its discretion has determined to be competitive with the Fund taking into account such registered investment company's investment mandate. The Committee may take into account a wide variety of factors in considering prospective trustee candidates, including (but not limited to): (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; (v) the candidate's ability, judgment and expertise; and (vi) overall diversity of the Board's composition.

6.  The Committee shall evaluate the participation and contribution of each trustee coming to the end of his or her term before deciding whether to recommend reelection. The Committee may seek the views of other trustees to assist them in this evaluation.

7.  The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board.

8.  The Committee shall periodically review trustee compensation and shall recommend any appropriate changes to the Board as a group.

9.  The Committee shall periodically review issues related to the succession of officers of the Fund, including the Chairman of the Board.

Nominating Function – Committees

1.  The Committee shall make nominations for membership on all committees of the Fund and submit such nominations to the full Board, and shall review committee assignments as necessary.

2.  The Committee shall review as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees, and whether committees should be combined or reorganized. The Committee shall consult with, and receive recommendations in connection with the foregoing from the Board and Fund management, and shall make recommendations for any such action to the full Board.

Other Powers and Responsibilities

1.  The Committee shall normally meet yearly prior to the meeting of the full Board, to carry out its nominating function, and at such other time or times as the Committee or Board may determine appropriate or necessary, and is empowered to hold special meetings as circumstances require.

2.  The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to utilize Fund counsel and to retain experts or other persons with specific competence at the expense of the Fund.

3.  The Committee shall review this Charter periodically, but such review will occur no less than on a triennial basis, and recommend any changes to the full Board.

Appendix A

Procedures and Eligibility Requirements for
Shareholder Submission of Nominee Candidates1

A.  Nominee Requirements

Trustee nominees recommended by shareholders must fulfill the following requirements2:

1.  The nominee may not be the nominating shareholder, a member of the nominating shareholder group, or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group.

2.  Neither the nominee nor any member of the nominee's immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group.

3.  Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee's name was submitted, during the immediately preceding calendar year, or during the year when the nominee's name was submitted, any consulting, Advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group.

4.  The nominee may not be an executive officer, director (or person performing similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group.

5.  The nominee may not control (as "control" is defined in the 1940 Act) the nominating shareholder or any member of the nominating shareholder group (or in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the 1940 Act).

B.  Nominating Shareholder or Shareholder Group Requirements

The nominating shareholder or shareholder group must meet the following requirements:

1.  Any shareholder or shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Fund's securities that are eligible to vote at the time of submission of the nominee and at the time of the annual meeting where the nominee may be elected. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held "short."

2.  The nominating shareholder or shareholder group must also submit a certification which provides the number of shares which the person or group has (i) sole power to vote or direct the vote; (ii) shared

1  Appendix A applies only to trustee nominee recommendations made by shareholders to the Nominating Committee. Refer to the Fund's By-laws regarding submission of shareholder proposals.

2  Unless otherwise specified herein, please refer to the Securities Exchange Act of 1934 and regulations thereunder for interpretations of terms used in this Appendix A. Calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating shareholder or shareholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held "short."

power to vote or direct the vote; (iii) sole power to dispose or direct the disposition of such shares; and (iv) shared power to dispose or direct the disposition of such shares. In addition, the certification shall provide that the shares have been held continuously for at least 2 years.

C.  Deadlines and Limitations

A nominating shareholder or shareholder group may not submit more than one nominee per year. All shareholder recommended nominee submissions must be received by the Fund by the deadline for submission of any shareholder proposals which would be included in the Fund's proxy statement for the next annual meeting of the Fund.

D.  Making a Submission

Shareholders recommending potential trustee candidates must substantiate compliance with these requirements at the time of submitting their proposed trustee candidate to the attention of the Fund's Secretary. Notice to the Fund's Secretary should include: (i) the shareholder's contact information; (ii) the trustee candidate's contact information and the number of Fund shares owned by the proposed candidate; (iii) all information regarding the candidate that would be required to be disclosed in solicitations of proxies for elections of trustees required by Regulation 14A of the 1934 Act; and (iv) a notarized letter executed by the trustee candidate, stating his or her intention to serve as a nominee and be named in the Fund's proxy statement, if nominated by the Board of Trustees, to be named as a trustee if so elected.

1. On the election of three Class B Trustees and one Class A Trustee: Class A: Class B: Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GL2D 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Rakesh K. Jain 02 - Daniel R. Omstead 03 - Lucinda H. Stebbins For Withhold 04 - Michael W. Bonney For Withhold For Withhold For Withhold H&Q LIFE SCIENCES INVESTORS Proposals — The Board of Trustees recommends a vote FOR all the nominees listed and FOR Proposal 2 and AGAINST Proposal 3. NOTE: Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain 2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accountants of the Fund for the fiscal year ending September 30, 2012. 4. In their discretion, on all other business that may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof. 3. Shareholder proposal regarding annual terms for Trustees, if properly presented. NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 3 7 7 3 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 11, 2012. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/HQFunds • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

. Proxy for the Annual Meeting of Shareholders to be held June 11, 2012 This Proxy is Being Solicited on Behalf of the Board of Trustees The undersigned hereby appoints Daniel R. Omstead, Ph.D., Oleg M. Pohotsky and Lucinda H. Stebbins and each of them, proxies of the undersigned, with full powers of substitution, to vote at the Annual Meeting of Shareholders of H&Q LIFE SCIENCES INVESTORS (the “Fund”) to be held on June 11, 2012 at 4:00 P.M. Eastern Time, at the offices of the Fund, 2 Liberty Square, 9th floor, Boston, Massachusetts 02109, and at any adjournment(s) or postponement(s) thereof, all the shares of the Fund outstanding in the name of the undersigned as follows on the reverse of this card. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — H&Q LIFE SCIENCES INVESTORS IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.